Exhibit 99.1

For:	Calavo Growers, Inc. (Nasdaq-GS: CVGW)

Contact:	Lee Cole
Chairman, President and Chief Executive Officer
Calavo Growers, Inc.,
(805) 525-1245

CALAVO GROWERS, INC. ANNOUNCES RETIREMENT OF

RENAISSANCE FOOD GROUP PRESIDENT JIM CATCHOT AND APPOINTS JIM GIBSON

AS SUCCESSOR

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SANTA PAULA, Calif. (October 4, 2017)–Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado industry leader and expanding provider of value-added fresh food, today announced that Jim Catchot will retire as President of its Renaissance Food Group, LLC (RFG) subsidiary effective October 31, 2017.

Jim Catchot co-founded RFG in 2003 along with his brother Ken Catchot and Jim Gibson. Calavo Growers, Inc. acquired the fresh foods company in 2011. Headquartered in Rancho Cordova, Calif., RFG products are produced and shipped from seven fresh food facilities nationally, including company operated facilities in Sacramento, Calif., Riverside, Calif., Green Cove Springs, Fla. and Houston, Texas.

Jim Catchot, an entrepreneur, began his career when he founded JC Produce in 1980. In 1991, Jim was one of six founding members of Pro*Act, served as its founding chairman and was Pro*Act’s CEO for 5 years before founding RFG in 2003.

Succeeding Jim Catchot as RFG President will be Jim Gibson. Gibson a founding co-member of RFG served as the company’s Chief Operating Officer prior to being appointed President of RFG. “Jim Gibson will be a great successor to Jim Catchot as President”, Lee Cole, Chairman, President and CEO of Calavo Growers. “Jim’s leadership and fourteen years of experience as RFG COO make him a natural choice to lead our RFG division and continue its growth and success.”

About Calavo Growers, Inc.

Calavo Growers, Inc. is a global avocado-industry leader and an expanding provider of value-added fresh food. The company also procures and markets diversified fresh produce items, ranging from tomatoes to tropical produce. The company’s Calavo Foods business segment manufactures and distributes guacamole, guacamole hummus and salsa under the respected Calavo brand name. Calavo’s wholly owned subsidiary, Renaissance Food Group, LLC, creates, markets and distributes a portfolio of healthy, high-quality lifestyle products for consumers through fast-growing brands that include Garden Highway and Chef Essentials. Founded in 1924, Calavo serves retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. www.calavo.com

About Renaissance Food Group, LLC

Renaissance Food Group is a fresh food company that creates, markets and distributes a portfolio of healthy, high quality lifestyle products for consumers via retail and foodservice channels nationally. Widely recognized as a market leader for product quality and innovation, Renaissance Food Group’s fresh food products are regionally produced and made-to-order. Renaissance Food Group is a wholly owned subsidiary of Calavo Growers, Inc. www.rfgfoods.com

Safe Harbor Statement

This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation and Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: increased competition, conducting substantial amounts of business internationally, pricing pressures on international products, adverse weather and growing conditions confronting avocado growers, new governmental regulations, as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s latest filed Annual Report on Form 10-K. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Calavo Growers, Inc.